Power of Attorney Regarding Form 3, Form 4, and Form 5

KNOW ALL BY THESE PRESENTS, that the undersigned, a person required to file reports of changes in beneficial ownership of equity securities of MGIC Investment Corporation (the "Company"), hereby appoints each person who is the Chief Financial Officer, the General Counsel, the Associate General Counsel, any Assistant General Counsel, the Secretary, or any Assistant Secretary of the Company as the attorney-in-fact and agent of the undersigned to sign the undersigned's name to any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission or any securities exchange.
Each of the persons authorized to act as such attorney-in-fact and agent above may do so separately without the concurrence of the other persons.
The authority granted hereunder is granted to the person occupying the position specified at the time such authority is exercised.

Dated:   May 29, 2009

Signature:  /s/ Timothy J. Matke

Please print name:       Timothy J. Mattke